Exhibit 5.1

[Letterhead of Bryan Cave LLP]

April 17, 2009

Silgan Holdings Inc.

4 Landmark Square

Stamford, CT 06901

Ladies and Gentlemen:

We have acted as counsel to Silgan Holdings Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) debt securities, which may be senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”); (ii) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (iii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (iv) warrants to purchase Debt Securities, Common Stock, Preferred Stock or other securities covered by the Registration Statement (the “Warrants”); (v) depositary shares representing shares of Preferred Stock (the “Depositary Shares”); (vi) contracts for the purchase and sale of Debt Securities, Common Stock, Preferred Stock, Depositary Shares or Warrants (the “Purchase Contracts”); and (vii) Units consisting of one or more of Debt Securities, Common Stock, Preferred Stock, Warrants, Depositary Shares, Purchase Contracts or any combination thereof (the “Units” and, collectively with the Debt Securities, Common Stock, Preferred Stock, Warrants, Depositary Shares and Purchase Contracts, the “Securities”). An indeterminate amount of the Securities may be offered from time to time at indeterminate prices or upon conversion, exchange or exercise of any such Securities to the extent any such Securities are, by their terms, convertible into, or exchangeable or exerciseable for, such Securities, by the Company as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) filed pursuant to Rule 415 under the Act.

The Senior Debt Securities will be issued under an indenture to be entered into by the Company and U.S. Bank National Association, as trustee (the “Senior Trustee”), as such indenture may be supplemented from time to time (the “Senior Indenture”). The Subordinated Debt Securities will be issued under an indenture to be entered into by the Company and U.S. Bank National Association, as trustee (the “Subordinated Trustee”), as such indenture may be supplemented from time to time (the “Subordinated Indenture”). The Warrants will be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company, as warrant agent (the “Warrant Agent”). The Depository Shares will be issued pursuant to a deposit agreement (the “Deposit Agreement”) between the Company and a depositary agent to be specified therein (the “Depositary Agent”). The Purchase Contracts will be issued pursuant to a purchase contract agreement (the

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April 17, 2009

“Purchase Contract Agreement”) between the Company and a purchase contract agent (the “Purchase Contract Agent”). The Units will be issued under a unit agreement (the “Unit Agreement”) between the Company and a unit agent (the “Unit Agent”).

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinion expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

We have also assumed that: (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will be the valid and legally binding obligation of the Senior Trustee, enforceable against such party in accordance with its terms; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Trustee, enforceable against such party in accordance with its terms; (3) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent enforceable against such party in accordance with its terms; (4) at the time of execution, countersignature, issuance and delivery of depositary receipts evidencing the Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the Depositary Agent, enforceable against such party in accordance with its terms; (5) at the time of the execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent, enforceable against such party in accordance with its terms; and (6) at the time of the execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms.

We have assumed further that: (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will have been duly authorized, executed and delivered by the Company and the Senior Trustee; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will have been duly authorized, executed and delivered by the Company and the Subordinated Trustee; (3) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent; (4) at the time of execution, countersignature, issuance and delivery of depositary receipts evidencing the Depositary Shares, the Deposit Agreement will have been duly authorized, executed and delivered by the Company and the Deposit Agent; (5) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company and the Purchase Contract Agent; (6) at the time of execution, issuance and delivery of the Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company and the Unit Agent; and (7) at the time of the issuance and sale of any of the Securities,

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the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1. With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board of Directors or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”), (b) due qualification of the Senior Indenture or Subordinated Indenture, as applicable, under the Trust Indenture Act of 1939 and (c) due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable indenture, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Securities) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. With respect to the Common Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of the Common Stock in conformity with the Amended and Restated Certificate of Incorporation of the Company and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Securities) will be validly issued, fully paid and nonassessable.

3. With respect to the Preferred Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock in conformity with the Amended and Restated Certification of Incorporation of the Company, (b) due filing of a Certificate of Designation with respect to the Preferred Stock with the Secretary of State of the State of Delaware authorizing and establishing the terms of the Preferred Stock and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preferred Stock (including any Preferred Stock duly issued upon conversion, exchanged or exercise of any Securities) will be validly issued, fully paid and nonassessable.

4. With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (b) due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

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5. With respect to the Depositary Shares, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the related Preferred Stock in conformity with the Amended and Restated Certificate of Incorporation of the Company, (b) due filing of a Certificate of Designation with respect to the Preferred Stock with the Secretary of State of the State of Delaware authorizing and establishing the terms of the Preferred Stock, (c) terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of a valid and legally binding Deposit Agreement, (d) due issuance and delivery of the Preferred Stock upon payment of the consideration therefor provided in the applicable definitive purchase, underwriting or similar agreement approved by the Board and (e) due issuance and delivery of receipts (“Receipts”) evidencing the Depositary Shares against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement.

6. With respect to the Purchase Contracts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Purchase Contracts, the terms of the offering thereof and related matters and (b) due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the related Unit Agreement and any Securities which are components of the Units, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units and the Securities that are components of such Units in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and otherwise in accordance with the provisions of the applicable (i) Warrant Agreement, in the case of Warrants, (ii) Deposit Agreement, in the case of Depositary Shares, (iii) Purchase Contract Agreement, in the case of Purchase Contracts, (iv) Senior Indenture, in the case of Senior Debt Securities and (v) Subordinated Indenture, in the case of Subordinated Debt Securities, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreement.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinion set forth herein is further limited by, subject to and based upon the following:

(a) Our opinion herein reflects only the application of applicable laws of the State of New York, the federal laws of the United States of America and, to the extent required by the foregoing opinion, the General Corporation Law of the State of Delaware. The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on

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the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b) Our opinion herein is subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relative to fraudulent conveyances, preference and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

(c) Our opinion is further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d) We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Senior Indenture, Subordinated Indenture, Warrant Agreement, Deposit Agreement, Purchase Contract Agreement, Unit Agreement or other agreement which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

(e) We express no opinion as to the enforceability of any provision in any Senior Indenture, Subordinated Indenture, Warrant Agreement, Deposit Agreement, Purchase Contract Agreement, Unit Agreement or other agreement purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law.

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(f) You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ BRYAN CAVE LLP